HENDERSON GLOBAL FUNDS

                 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING
                         A SERIES AND CLASS OF INTERESTS

         The undersigned, the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001 (the "Declaration of Trust"), pursuant to Section 6.2 and Section
6.3 of Article VI of the Declaration of Trust, do hereby establish and designate two new series of Interests of the Trust to be known as: (i) Henderson International Equity Fund and; (ii) Henderson Global Property Securities Fund (each a "New Series"), and further do hereby establish one class of shares of beneficial interest of each New Series (the "Shares") designated Class I Shares (the "Class"). Each New Series and Shares of the Class shall be redeemable and have the same voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust with respect to the Series and Class set forth therein.

         IN WITNESS WHEREOF, the undersigned have this 25th day of October 2007 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.



                                                       /s/ C. Gary Gerst
                                                       -----------------
                                                       C. Gary Gerst, Trustee


                                                       /s/ Roland C. Baker
                                                       -------------------
                                                       Roland C. Baker, Trustee


                                                       /s/ Faris F. Chesley
                                                       --------------------
                                                       Faris F. Chesley, Trustee


                                                       /s/ Sean Dranfield
                                                       ------------------
                                                       Sean Dranfield, Trustee


                                                       /s/ Charles H. Wurtzebach
                                                       -------------------------
                                                       Charles H. Wurtzebach,
                                                       Chairman and Trustee